Click here for printer-friendly pdf version of this document

If above link does not activate, you will find the duplicate printer-friendly pdf version of this document attached to this filing submission with the SEC.

WMALT 2006-4 Final Rules (4-19-2006)

Group 1 Paydown Structure Rules

  Pay to Class R until retired.
  Pay to Class 1A1 and 1A2 pro-rata until retired.

Size:                                               ~110mm

Type:                                              30yr jumbo alt-a

Group Pass-Through Rate:  6.00%

Pricing Speed:                                100% PPC (8 -> 20 CPR /12 months)

NAS Bonds:                                  No

AAA support:                                 Yes.  Class 1A2 will support 1A1.

Z-Bonds :                                       No

Accretion Directed Certificates:       No

LIBOR Certificates:                        No

Inverse LIBOR Certificates:            No

Inverse IO Certificates:                   No

Initial LIBOR:                                 Not Applicable

Certificate Interest Rate:                  The certificate interest rate will equal the Group Pass-Through Rate.

Yield Maintenance Agreement:        None

Interest Only Certificates:                None.

Accrual date:                                  04/01/2006

LIBOR Certificates Accrual date:    Not applicable

Group 2 Paydown Structure Rules

  Pay to Class 2A1 and 2A2 pro-rata until retired

Size:                                               ~60mm

Type:                                              30yr jumbo alt-a

Group Pass-Through Rate:  6.50%

Pricing Speed:                                100% PPC (8 -> 20 CPR /12 months)

NAS Bonds :                                  No

AAA support:                                 Yes.  Class 2A2 will support Class 2A1.

Z-Bonds :                                       No

Accretion Directed Certificates:       No

LIBOR Certificates:                        No

Inverse LIBOR Certificates:            No

Inverse IO Certificates:                   No

Initial LIBOR:                                 Not Applicable

Certificate Interest Rate:                  The certificate interest rate will equal the Group Pass-Through Rate.

Yield Maintenance Agreement:        None

Interest Only Certificates:                None.

Accrual date:                                  04/01/2006

LIBOR Certificates Accrual date:    Not applicable

Group 3 Paydown Structure Rules

-Refer to accompanying “Group 3 OC” document

Size:                                               ~346mm

Type:                                              30yr alt-a

Group Pass-Through Rate:  6.00%

Pricing Speed:                                25 CPR

NAS Bonds :                                  Yes.  3A6.

AAA Support Bonds:                     No.

Z-Bonds :                                       No

Accretion Directed Certificates:       No

LIBOR Certificates:                        Yes, Class 3A-2B.

Inverse LIBOR Certificates:            No

Inverse IO Certificates:                   No

Initial LIBOR:                                 TBD

Certificate Interest Rate:                  The certificate interest rate will equal the Group Pass-Through Rate.

Yield Maintenance Agreement:        None

Interest Only Certificates:                None.

Accrual date:                                  04/01/2006

Floater accrual date:                       04/25/2006

LIBOR Certificates Accrual date:    Not applicable

Notes

      Closing date:                               04/27/2006

      Print date:                                   04/25/2006

      Floater accrual date:                       04/25/2006

      First pay date:                              05/25/2006

     Clean-up call:                                  Groups 1 and 2 in the aggregate have a 10% call.

                                                            Group 3 has a stand alone 10% call.

                                                            The trust will end when the latter of the 2 10% calls

                                                            is made.

      WACIO:                                        1X and 2X will be crossed to form CX.

      WACPO:                                       1P.

      Subordinates:                                  Groups 1 and 2 will be crossed to form LB1, LB2, LB3, LB4, LB5, and LB6. Group 3 will have a stand alone group of subordinates 3M-1, 3M-2, 3M-3, 3M-4, 3B-1, and 3B-2.

      PPP1 bond:                                    $100 principal balance.  PPP1 will only apply to Groups 1 and Group 2.  $100 will be placed in a reserve fund and pays in month 48, but will accrue no interest.

      PPP2 bond:                                    $100 principal balance.  PPP2 will only apply to Group 3.  $100 will be placed in a reserve fund and pays in month 48, but will accrue no interest.